LEVI, RATTNER, CAHLIN & CO.
                         certified public accountants

Allen S. Levi, C.P.A.                             Members of:
Stephen J. Rattner, C.P.A.                        American Institute of
Richard A. Cahlin, C.P.A.                         Certified Public Accountants
                                                  Florida Institute of
                                                  Certified Public Accountants


November 16, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE: AMENDED FORM 8-K DATED NOVEMBER 7, 1995
    OF OCEAN BIO-CHEM, INC.
    FILE NO.: 2-70197

Gentlemen:

With respect to the above referenced Company, we have been provided an amended Form 8-K dated November 7, 1995 reporting on the termination of this accounting firm and its replacement by another.

This letter is to confirm to you the accuracy of the disclosure in such Amended Form 8-K reporting on the termination of this independent certified public accountanting firm. We also advise you that this accounting firm performed no services for any interim period subsequent to the date of our last audit.

Very truly yours,
LEVI, RATTNER, CAHLIN & CO.

/s/  Richard Cahlin
Richard A. Cahlin

RAC:lc